NEWS RELEASE


                                                                      AEROFLEX

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
------------------
Michael Gorin
Vice Chairman and Chief Financial Officer
(516) 694-6700


                              AEROFLEX INCORPORATED
              REPORTS SECOND QUARTER FISCAL 2005 OPERATING RESULTS

              SALES INCREASED 13% FROM PRIOR YEAR TO $112.5 MILLION
                   PRO FORMA INCOME FROM CONTINUING OPERATIONS
                    OF $7.4 MILLION OR $.10 PER DILUTED SHARE
                    GAAP INCOME FROM CONTINUING OPERATIONS OF
                     $6.1 MILLION OR $.08 PER DILUTED SHARE

PLAINVIEW,  NEW YORK, FEBRUARY 7, 2005 -- Aeroflex  Incorporated (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its second quarter ended December 31, 2004.

Net sales from continuing operations for the second quarter ended December 31, 2004 were $112.5 million, compared with $99.6 million for the same period of last year, representing an increase of 13%. On a GAAP basis, the Company reported after tax income from continuing operations for the second quarter ended December 31, 2004 of $6.1 million, or $.08 per diluted share, versus after tax income from continuing operations of $3.9 million, or $.06 per diluted share, in the same period of last year.

On a pro forma basis, for the quarter ended December 31, 2004, after tax income from continuing operations was $7.4 million, or $.10 per diluted share, excluding a pre-tax charge of $2.0 million for amortization of acquired intangibles. On a pro forma basis, for the quarter ended December 31, 2003, after tax income from continuing operations was $5.9 million, or $.09 per diluted share, excluding pre-tax charges of:

     o $1.1 million for a write-off of in-process research and development related to the Company's acquisition of Celerity Systems, Incorporated
          (CA) and

     o    $2.0 million for amortization of acquired intangibles.

Net sales from continuing operations for the six months ended December 31, 2004 were $221.7 million, compared with $175.7 million for the same period of last year, representing an increase of 26%. On GAAP basis, the Company reported after tax income from continuing operations for the six months ended December 31, 2004 of $12.5 million or $.16 per diluted share versus after tax income from continuing operations of $4.9 million, or $.07 per diluted share, in the same period of last year.

On a pro forma basis for the six months ended December 31, 2004 after tax income from continuing operations was $15.1 million, or $.20 per diluted share, excluding a pre-tax charge of $4.1 million for amortization of acquired intangibles. On a pro forma basis, for the six months ended December 31, 2003 after tax income from continuing operations was $9.7 million, or $.15 per diluted share, excluding pre-tax charges of:

     o $4.2 million for a write-off of in-process research and development related to the Company's acquisitions and

     o    $3.3 million for amortization of acquired intangibles.

The pro forma results are a supplement to financial statements based on GAAP. The Company uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.

The highlights of the Company's year-over-year financial performance from continuing operations for the second quarter of fiscal 2005 are as follows:

    o    Net sales increased 13% to $112.5 million from $99.6 million.
    o    Gross profit margins were 47.6% compared to 45.9% last year.
    o    Pro forma operating margins reached 10.3%, compared to 10.1% last year.
    o    Pro forma operating income increased 14.7% to $11.6 million.

"We are encouraged by our second quarter performance with sales growing 3% sequentially and gross profit margins expanding to 47.6% of sales," said Michael Gorin, Vice Chairman and CFO. "The stronger than expected gross profit margins were primarily the result of a favorable sales mix and operating efficiencies in our test solutions segment.

"Our book-to-bill ratio for the second quarter was an excellent 1.08 to 1 and we are anticipating a positive book-to-bill in the third quarter which gives us reason to believe that business conditions are continuing to improve."

THIRD QUARTER FISCAL 2005 BUSINESS OUTLOOK
------------------------------------------

Our March 2005 operating results will include charges of approximately $.02 per diluted share for restructuring costs associated with certain of our foreign operations and $.02 per diluted share for consulting fees related to Sarbanes Oxley 404 compliance. The restructuring is expected to be completed by the end of March 2005 and result in annual savings of approximately $2 million. The outside costs related to Sarbanes compliance other than year-end audit fees (which are being accrued over the course of the year) are expected to be significantly less in future quarters.

     o Net sales are expected to be in the range of $117 million to $119 million.

     o Gross profit margins are expected to be approximately 47% to 47.5% of sales.

     o SG&A costs are expected to be approximately 22% to 22.5% of sales, excluding the Sarbanes related charge of $.02 per diluted share referred to above. Including the costs related to Sarbanes compliance, total SG&A costs are expected to be approximately 24% to 24.5% of sales.

     o    R&D costs are anticipated to be approximately 13% to 13.5% of sales.

     o Restructuring costs are expected to be approximately $.02 per diluted share.

     o Amortization of acquired intangibles is expected to be approximately $.02 per diluted share.

     o Using a share count of 76.5 million shares and an expected income tax rate of 37.5%, we anticipate pro forma earnings from continuing operations per diluted share of $.10, excluding the restructuring costs referred to above and amortization of acquired intangibles. The costs related to Sarbanes compliance will not be an adjustment in the computation of pro forma earnings per common share. GAAP earnings are anticipated to be $.06 per diluted share.

Our conference call discussing second quarter results is scheduled for 9:00 a.m. (New York time) on February 8, 2005 and can be accessed by dialing 1-800-291-5365 in the United States and by dialing 617-614-3922 outside of the United States. The participant passcode is 10200503. There will be a replay of the conference call starting at approximately 11:00 a.m. (New York time) on February 8, 2005 and will be available for one week. The replay can be accessed by dialing 1-888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 87351195. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information regarding its second quarter results.



ABOUT AEROFLEX
--------------

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the divestiture of the shock and vibration control device manufacturing business, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.


                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     For the Quarter Ended (Unaudited)
                                                     --------------------------------
                                            12/31/04     12/31/04     12/31/03(a)  12/31/03(a)
                                            ---------     --------     --------    ---------
                                               (GAAP)    (Pro forma)     (GAAP)   (Pro forma)

NET SALES                                    $112,469     $112,469     $  99,581   $  99,581
  Cost of sales                                58,988       58,988        53,873      53,873
                                            ---------     --------     ---------   ---------
GROSS PROFIT                                   53,481       53,481        45,708      45,708
  Selling, general and administrative
    costs                                      26,719       26,719        23,845      23,845
  Research and development costs               15,199       15,199        11,780      11,780
  Amortization of acquired intangibles          2,042            -         1,976           -
  Acquired in-process R&D                           -            -         1,100           -
                                            ---------     --------     ---------    ---------
OPERATING INCOME                                9,521       11,563         7,007      10,083
  Interest and other income
    (expense), net                                379          379          (871)       (871)
                                            ---------     --------     ---------    ---------
Income from continuing operations
  before income taxes                           9,900       11,942         6,136       9,212
  Provision for income taxes                    3,758        4,510         2,224       3,337
                                            ---------     --------     ---------    ---------
Income from continuing operations               6,142        7,432         3,912       5,875
Income (loss) from discontinued
  operations, net of tax                         (819)        (819)       (6,303)     (6,303)
                                            ---------     --------     ---------    ---------
Net income (loss)                           $   5,323     $  6,613     $  (2,391)   $   (428)
                                            =========     ========     =========    =========

Income (loss) per common share:
  Basic
    Continuing operations                       $ .08       $ .10        $   .06       $ .09
    Discontinued operations                      (.01)       (.01)          (.10)       (.10)
                                                -----       -----          -----       -----
    Net income (loss)                           $ .07       $ .09          $(.04)      $(.01)
                                                =====       =====          =====       =====

  Diluted
    Continuing operations                       $ .08       $ .10        $   .06       $ .09
    Discontinued operations                      (.01)       (.01)          (.09)       (.10)
                                                -----       -----         ------       -----
    Net income (loss)                           $ .07       $ .09         $ (.03)     $ (.01)
                                                =====       =====         ======      ======

Weighted average number of shares
   Outstanding - Basic                          74,625      74,625        66,556      66,556
                                               =======     =======       =======     =======
               - Diluted                        76,310      76,310        68,433      68,433
                                               =======     =======       =======     =======



(a) Restated to reflect the results of both our thin-film interconnect and shock and vibration control device operations as discontinued operations.



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   For the Six Months Ended (Unaudited)
                                             --------------------------------------------------

                                             12/31/04     12/31/04     12/31/03(a)   12/31/03(a)
                                             --------     --------     --------      --------
                                              (GAAP)     (Pro forma)     (GAAP)     (Pro forma)

NET SALES                                    $221,651     $221,651     $ 175,674     $ 175,674
  Cost of sales                               116,839      116,839        96,174        96,174
                                            ---------     --------     ---------     ---------
GROSS PROFIT                                  104,812      104,812        79,500        79,500
  Selling, general and administrative
    costs                                      51,486       51,486        41,757        41,757
  Research and development costs               29,743       29,743        21,645        21,645
  Amortization of acquired intangibles          4,101            -         3,316             -
  Acquired in-process R&D                           -            -         4,220             -
                                            ---------     --------     ---------      ---------
OPERATING INCOME                               19,482       23,583         8,562        16,098
  Interest and other income
    (expense), net                                543          543          (946)         (946)
                                            ---------     --------     ---------      ---------
Income from continuing operations
  before income taxes                          20,025       24,126         7,616        15,152
  Provision for income taxes                    7,484        8,992         2,742         5,455
                                            ---------     --------     ---------      ---------
Income from continuing operations              12,541       15,134         4,874         9,697
Income (loss) from discontinued
  operations, net of tax                       (1,602)      (1,602)       (6,870)       (6,870)
                                            ---------     --------     ---------     ---------
Net income (loss)                           $  10,939     $ 13,532     $  (1,996)    $   2,827
                                            =========     ========     =========     =========

Income (loss) per common share:
  Basic
    Continuing operations                       $ .17       $ .20         $ .08          $ .15
    Discontinued operations                      (.02)       (.02)         (.11)          (.11)
                                                -----       -----         -----          -----
    Net income (loss)                           $ .15       $ .18         $(.03)         $ .04
                                                =====       =====         =====          =====

  Diluted
    Continuing operations                       $ .16       $ .20         $ .07          $ .15
    Discontinued operations                      (.02)       (.02)         (.10)          (.11)
                                                -----       -----         -----         ------
    Net income (loss)                           $ .14       $ .18         $(.03)         $ .04
                                                =====       =====         =====         ======

Weighted average number of shares
       Outstanding - Basic                     74,536      74,536         64,258        64,258
                                              =======     =======        =======       =======
                   - Diluted                   76,149      76,149         65,815        65,815
                                              =======     =======        =======       =======



(a) Restated to reflect the results of both our thin-film interconnect and shock and vibration control device operations as discontinued operations.



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
              ----------------------------------------------------
                        INCOME FROM CONTINUING OPERATIONS
                        ---------------------------------
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             For the Quarter Ended      For the Six Months Ended
                                             ---------------------      ------------------------
                                             12/31/04     12/31/03     12/31/04     12/31/03
                                             --------     --------     --------     --------
GAAP income from
  continuing operations                     $   6,142     $  3,912     $  12,541    $   4,874

Pro forma Adjustments:
  Amortization of acquired
     intangible assets                          2,042        1,976         4,101        3,316
  Acquired in-process R&D                           -        1,100             -        4,220
  Income tax benefit                             (752)      (1,113)       (1,508)      (2,713)
                                            ---------     --------     ---------    ---------
Pro forma income from
  continuing operations                     $   7,432     $  5,875     $  15,134    $   9,697
                                            =========     ========     =========    =========



Income per common share:
  Basic
  GAAP income from
    continuing operations after tax            $  .08       $  .06        $  .17       $  .08
  Pro forma adjustments, net of tax               .02          .03           .03          .07
                                               ------       ------         -----       ------
  Pro forma income from
    continuing operations after tax            $  .10       $  .09        $  .20       $  .15
                                               ======       ======        ======       ======

Income per share:
  Diluted
  GAAP income from
    continuing operations after tax            $  .08       $  .06        $  .16       $  .07
  Pro forma adjustments, net of tax               .02          .03           .04          .08
                                               ------       ------        ------       -------
  Pro forma income from
    continuing operations after tax            $  .10       $  .09        $  .20       $  .15
                                               ======       ======        ======       ======


Weighted average number of shares
 outstanding - Basic                           74,625       66,556        74,536       64,258
                                               ======      =======       =======      =======
              - Diluted                        76,310       68,433        76,149       65,815
                                               ======      =======       =======      =======




                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                  December 31,        June 30,
                                                     2004               2004
                                                  ------------      ------------
                                                  (Unaudited)
                                                           (In thousands)

ASSETS
------

Current assets:
    Cash and cash equivalents                     $  11,558          $  98,502
    Marketable Securities                            97,666                  -
    Accounts receivable, less allowance for
      doubtful accounts                              91,418             97,031
    Inventories                                     107,093             94,617
  Deferred income taxes                              14,895             16,774
  Assets of discontinued operations                   6,524             11,910
    Prepaid expenses and other current assets         8,219              8,646
                                                 ----------          ---------
       Total current assets                         337,373            327,480

Property, plant and equipment, net                   76,022             74,372
Assets of discontinued operations                     3,218              9,717
Other assets                                         14,925             10,932
Intangible assets with definite lives, net           38,848             40,602
Goodwill                                             85,658             88,288
                                                 ----------          ---------
      Total assets                                $ 556,044          $ 551,391
                                                 ==========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Current portion of long-term debt               $     659          $   4,770
  Accounts payable                                   27,096             25,293
  Advance payments by customers                      13,233             11,725
  Income taxes payable                                1,148              1,088
  Liabilities of discontinued operations              1,713              4,573
  Accrued payroll expenses                           13,084             13,966
  Accrued expenses and other current liabilities     22,305             28,200
                                                  ---------          ---------
    Total current liabilities                        79,238             89,615

Long-term debt                                        4,710              5,505
Deferred income taxes                                 6,481              9,445
Liabilities of discontinued operations                    -              3,613
Other long-term liabilities                          18,300             16,116
                                                  ---------          ---------
    Total liabilities                               108,729            124,294
                                                  ---------          ---------
Stockholders' equity:
  Preferred Stock, par value $.10 per share;
    authorized 1,000,000 shares:
     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
     authorized 110,000; none issued                      -                  -
  Common Stock, par value $.10 per share;
    authorized 110,000,000 shares; issued
    74,590,000 and 74,282,000 shares                  7,459              7,428
  Additional paid-in capital                        372,654            370,491
  Accumulated other comprehensive income             18,472             11,387
  Retained earnings                                  48,744             37,805
                                                  ---------          ---------
                                                    447,329            427,111
  Less:  Treasury stock, at cost (4,000 shares)          14                 14
                                                  ---------          ---------

    Total stockholders' equity                      447,315            427,097
                                                  ---------          ----------

    Total liabilities and stockholders' equity    $ 556,044         $  551,391
                                                  =========          ==========

